Confirming Statement

This Statement confirms that the undersigned, as an officer, director or beneficial owner of more than 10% of any class of an equity security of Juniper Networks, Inc. (the "Corporation"), hereby appoints
Mitchell L. Gaynor, Michael Johnson
and Robert Dykes, and each of them, the undersigned's true and lawful attorneys-in-facts and agents to complete and execute such Forms 144, Forms 3, 4, and 5 and others forms (including any amendments thereto) as such attorneys shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended), Section 16 of the Securities Exchange Act of 1934
(as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The authority of Mitchell L. Gaynor, Robert C. Atherton and Marcel Gani under this Limited Power of Attorney shall continue until the undersigned is no longer required to file Forms 144, Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that Mitchell L. Gaynor, Michael Johnson and Robert Dykes are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 as amended or Rule 144 promulgated under the Securities Act of 1933 (as amended).

This Limited Power of Attorney is executed at Sunnyvale, California as of the date set forth below.

Date:  January 9, 2006

/s/ Kim Perdikou